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                                                                     EXHIBIT 2.2

                                   ICURIE LAB

                             SUBSCRIPTION AGREEMENT

      THIS SUBSCRIPTION AGREEMENT is made between a publicly-traded company which will acquire the business of iCurie Lab Holdings, Limited (the "Company") and the undersigned subscriber (the "Subscriber"). All terms not defined herein shall have the meaning ascribed to them in the Company's Confidential Private Placement Memorandum dated May 2005, including any amendments or supplements thereto (the "Memorandum").

      WHEREAS, the Company desires to provide financing for itself by issuing Series A Preferred Stock at a purchase price of $0.88 per share as well as warrants exercisable for shares of the Company's common stock and has engaged Indigo Securities LLC and Axiom Capital Management Inc. (the "Placement Agent") as its exclusive placement agent in connection therewith; and

      WHEREAS, the Subscriber desires to purchase the number of shares of Series A Preferred Stock set forth on the signature page hereof.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. SUBSCRIPTION FOR SERIES A PREFERRED STOCK; REPRESENTATIONS AND WARRANTIES BY THE SUBSCRIBER

      1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of shares of Series A Preferred Stock from the Company set forth on the signature page hereof, and when this Subscription Agreement is accepted and executed by the Company, the Company agrees to issue such Series A Preferred Stock to the Subscriber at a purchase price equal to the product of (x) the number of shares of Series A Preferred Stock subscribed for and (y) $0.88 per share. The subscription price is payable by check made payable to the order of "Wollmuth Maher & Deutsch LLP, as Escrow Agent for iCurie Lab Holdings, Limited" or by wire transfer of immediately available funds delivered contemporaneously herewith. Provided the Subscriber has satisfied all conditions set forth herein, and the Company has accepted and executed this Subscription Agreement, the Series A Preferred Stock purchased by the Subscriber will be delivered by the Company promptly following the Closing Date (as hereinafter defined).

      1.2 The Subscriber recognizes that the purchase of the shares of Series A Preferred Stock involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he may not be able to liquidate his investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, he could sustain a complete loss of his entire investment.

      1.3 The Subscriber acknowledges that he is (i) a qualified investor, as described herein, to qualify for the purchase of the Series A Preferred Stock;
(ii) competent to understand and does understand the nature of the investment; and (iii) able to bear the economic risk of this investment.

      1.4 The Subscriber represents that he is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as further specified in the Investor Questionnaire completed by the Subscriber.

      1.5 The Subscriber acknowledges that he has significant prior investment experience, including investment in non-listed and non-registered securities. The Subscriber has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The

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Subscriber's overall commitment to investments which are not readily marketable is not excessive in view of the Subscriber's net worth and financial circumstances and the purchase of the Series A Preferred Stock will not cause such commitment to become excessive. The Subscriber recognizes the highly speculative nature of this investment.

      1.6 The Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Series A Preferred Stock, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Series A Preferred Stock, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

      1.7 The Subscriber hereby represents that the Subscriber and the Subscriber's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, "Advisors") have been furnished by the Company or the Placement Agent during the course of this transaction with the Memorandum, which has been read by the Subscriber and its Advisors, and with all information regarding the Company which the Subscriber and its Advisors have requested or desired to know; and that the Subscriber and his Advisors have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company and the Placement Agent concerning the terms and conditions of the offering, prior to the execution of this Subscription Agreement and all such questions have been answered to the full satisfaction of the Subscriber and its Advisors, if any. The Subscriber agrees and acknowledges that the Memorandum contains proprietary and confidential information relating to the Company, and agrees to keep the Memorandum and the information contained therein confidential, although Subscriber may provide such information to its Advisors, until such time as the confidential information contained therein is made public in the Company's public filings.

      1.8 The Subscriber hereby acknowledges that the offering of the shares of Series A Preferred Stock has not been filed with or reviewed by the Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act. The Subscriber represents that the shares of Series A Preferred Stock are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell, transfer or otherwise dispose of any of the shares of Series A Preferred Stock unless they are registered under the Securities Act or unless an exemption from such registration is available.

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      1.9 The Subscriber understands that the shares of Series A Preferred Stock have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale, transfer or disposition as a deferred sale to which the exemption is not available.

      1.10 The Subscriber consents that the Company may, if it desires, permit the transfer of the shares of Series A Preferred Stock by the Subscriber out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Securities Act or any applicable state "blue sky" laws (collectively, "Securities Laws").

      1.11 The Subscriber consents to the placement of a legend on the certificates evidencing the shares of Series A Preferred Stock stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on the sale, transfer or disposition thereof. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the sale, transfer or disposition of the shares of Series A Preferred Stock.

      1.12 The Subscriber acknowledges and agrees that the Company is relying on the Subscriber's representations contained in this Agreement and the related subscription documents in determining whether to accept this subscription. The Subscriber hereby agrees that the Company reserves the unrestricted right to reject or limit any subscription, to close the offer at any time, and/or to request additional information from the Subscriber.

      1.13 The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and the Subscriber covenants that until the closing on the shares of Series A Preferred Stock subscribed for he shall inform the Company and the Placement Agent immediately of any changes in any of the representations provided by the Subscriber hereunder.

      1.14 The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Series A Preferred Stock through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Series A Preferred Stock and is not subscribing for Series A Preferred Stock and did not become aware of the offering of the Series A Preferred Stock through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

      1.15 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agent or as otherwise described in the Memorandum).

      1.16 The Subscriber has adequate means of providing for such Subscriber's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Series A Preferred Stock for an indefinite period of time.

      1.17 The Subscriber is aware that an investment in the Series A Preferred Stock involves a number of very significant risks and has carefully read and considered the matters set forth in the Memorandum and in particular the matters under the caption "Risk Factors" therein.

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      1.18 The Subscriber acknowledges that any estimates or forward-looking statements or financial targets included in the Memorandum were prepared by the Company in good faith, but that the attainment of any such targets, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

      1.19 No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the offering of the Series A Preferred Stock which are in any way inconsistent with the information contained in the Memorandum.

      1.20 Within five days after receipt of a request from the Company or the Placement Agent, the Subscriber shall provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Placement Agent is subject.

      1.21 The Subscriber's substantive relationship with the Placement Agent or subagent through which the Subscriber is subscribing for Series A Preferred Stock predates the Placement Agent's or such subagent's contact with the Subscriber regarding an investment in the Series A Preferred Stock.

      1.22 (For ERISA plans only) The fiduciary of the ERISA plan (the "Plan") represents that such fiduciary has been informed of and understands the Company's investment objectives, policies and strategies, and that the decision to invest "plan assets" (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

      1.23 The Subscriber represents and warrants to the Company that it is not a Non-U.S. Person, or, if the Subscriber is a Non-U.S. Person, then the Subscriber shall have so notified the Company of such fact in Subscriber's investor questionnaire submitted to the Company prior to the Closing Date. A "Non-U.S. Person" means any of the following: (i) a citizen of a country other than the United States, (ii) an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States, (iii) a government other than the government of the United States or of any state, territory or possession of the United States, or (iv) a representative of, or entity controlled by, any person or entity referred to in any of the foregoing clauses (i) through (iii).

      1.24 The Subscriber acknowledges that due to anti-terrorism and anti-money laundering regulations, the Company, and/or any other manager, officer, employee or agent acting on behalf of the Company may require further documentation verifying the Subscriber's identity and the source of funds used to purchase an the Series A Preferred Stock subscribed for hereby before this Subscription Agreement can be processed or accepted. To comply with applicable U.S. legislation and regulations, including but not limited to the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), the Subscriber agrees that all payments by the Subscriber to the Company and all distributions to the Subscriber from the Company will only be made in the Subscriber's name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a "foreign shell bank" within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time. The Subscriber further agrees to provide the Company with necessary information in connection with the Company's compliance procedures with respect to anti-terrorism and anti-money laundering regulations prior to the Closing Date. Such information may include, but is not limited to, the name, address, telephone number, date of birth, and Social Security or taxpayer identification number of any such individual person, or of the beneficial owners of any entity, if Subscriber is an entity. Identity may be verified using a current valid passport or other such current valid government-issued identification

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(e.g., a driver's license). In addition, the Subscriber certifies that, to the
Subscriber's knowledge, neither the Subscriber nor any person directly or indirectly controlling or owning any interest in the Subscriber is identified as a specially designated national or blocked person, or as affiliated with any such person, entity or organization on any list maintained by governmental authorities relating to anti-terrorism or anti-money laundering, including but not limited to lists maintained by the United States Treasury Department's Office of Foreign Asset Control.

      1.25 The Subscriber understands that the information contained herein may be disclosed to the United States Government by the Company as may be required by applicable laws.

      1.26 The Subscriber has never filed for or been involved as a debtor in bankruptcy proceedings and there are no suits pending or judgments outstanding against it which, in one case or in the aggregate, could impair its ability to remain the direct holder of the Series A Preferred Stock.

II.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY

      As of the date of the Company's acceptance and execution of this Subscription Agreement, the Company represents and warrants to the Subscriber as follows:

      2.1 The Memorandum, together with the Transaction Documents and any Supplemental Information (as such terms are defined herein) (collectively, the "Offering Documents") do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Subscription Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, the Company shall promptly notify the Placement Agent and shall supply the Placement Agent with amendments or supplements correcting such statement or omission. The Company shall also provide the Placement Agent for delivery to all offerees and their representatives, if any, any information, documents and instruments which the Placement Agent and the Company deem necessary to comply with state and federal law applicable to the Offering.

      2.2 The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted, to execute and deliver the Subscription Agreement and the other Offering Documents and to carry out the transactions contemplated by the Subscription Agreement and the other Offering Documents, as appropriate. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of is properties requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company taken as a whole (a "Material Adverse Effect").

      2.3 The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in the Offering Documents. All issued and outstanding shares of Common Stock of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any securityholder of the Company. All shares of Common Stock issued to Subscriber pursuant to this Subscription Agreement and warrants, when issued, will be fully paid and nonassessable.

      2.4 Except as disclosed in the Offering Documents, there are not, nor (except as disclosed in the Offering Documents) shall there be immediately prior to the Closing, any outstanding warrants, options, agreements, convertible or exchangeable securities, preemptive rights to subscribe for or other

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commitments pursuant to which the Company or any of its Subsidiaries is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering.

      2.5 The historical financial statements included in the Offering Documents are: (i) in accordance with all books, records and accounts of the Company; (ii) are true, correct and complete in all material respects; and (iii) have been prepared in accordance with generally accepted accounting principles.

      2.6 Except as disclosed in the Offering Documents, each of the Company and its subsidiaries has good and marketable title to their respective properties and assets, free and clear of all liens, charges, encumbrances or restrictions ("Liens"), except Liens for the payment of current taxes which are not yet delinquent, Liens which arise in the ordinary course of business and Liens which will not result in a Material Adverse Effect. To the Company's knowledge, all of the leases and subleases under which the Company or any subsidiary is the lessor or sublessor of properties or assets or under which the Company or any subsidiary holds properties or assets as lessee or sublessee are in full force and effect, and to the Company's knowledge, neither the Company (nor any subsidiary) is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company's knowledge, no material claim has been asserted by anyone adverse to rights of the Company or any subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease in each case other than any non-effectiveness, default or claim which could not be reasonably expected to cause a Material Adverse Effect. The Company and each subsidiary owns or leases all such properties as are necessary to their respective operations as now conducted.

      2.7 Except as set forth in the Offering Documents, there is no action, suit, investigation, inquiry or similar governmental proceeding, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of any of the Company or its subsidiaries, threatened against the Company or any subsidiary or, to the knowledge of the Company, any officer or director of the Company or any subsidiary (or basis therefor known to the Company or any subsidiary), the adverse outcome of which would have a Material Adverse Effect or that seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Offering Documents. Neither the Company nor any subsidiary is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental instrumentality, commission, board, bureau, agency or instrumentality, domestic or foreign or self-regulatory organization that seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Offering Documents.

      2.8 To the Company's knowledge, neither the Company nor any of the subsidiaries is in breach of, or in default under, any material term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, other than any default or breach which could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries is in violation of (i) any provision of its charter or Bylaws or (ii) any franchise, license, permit, judgment, decree or order, or any statute, rule or regulation that, in the case of this clause (ii), would, individually or in the aggregate, have a Material Adverse Effect.

      2.9 Each of the Company and its subsidiaries has filed all U.S. federal, state, local and foreign tax returns which are required to be filed by each of them and all such returns are true and correct in all material respects, except for such failures to file which could not reasonably be expected to have a Material Adverse Effect. The Company and each subsidiary has paid all taxes pursuant to such returns or pursuant to any assessments received by any of them or by which any of them are obligated to withhold from amounts owing to any employee, creditor or third party. The Company and each subsidiary has

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properly accrued all taxes required to be accrued and/or paid, except where the failure to accrue would not have a Material Adverse Effect. To the knowledge of the Company, the tax returns of the Company and its subsidiaries are not currently being audited by any state, local or federal authorities. Neither the Company nor any subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. The Company has set aside on its books adequate provision for the payment of any unpaid taxes.

      2.10 Neither the Company nor any subsidiary has received notice of any violation of or noncompliance with any federal, state, local or foreign, laws, ordinances, regulations, and orders applicable to its business, which has not been cured, the violation of, or noncompliance with, which would have a Material Adverse Effect. To the knowledge of the Company, the Company and each subsidiary has all licenses required by every federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be so licensed would not have a Material Adverse Effect. To the knowledge of the Company, all material licenses held by the Company are in full force and effect and no violations are or have been recorded in respect of any license and no proceeding is pending or threatened to revoke, modify or limit any thereof.

      2.11 Each of the Transaction Documents (as defined herein) have been duly executed and delivered by the Company and the execution, delivery and performance by the Company of the Transaction Documents, and the issuance of the securities pursuant to the terms of the Offering Documents, have been duly authorized by the Company's board of directors and no further consent or authorization of its board of directors or its stockholders is required by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

      2.12 Except as set forth in the Offering Documents, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any court, federal, state or local governmental authority or regulatory or self regulatory agency or authority or other person on the part of the Company or any Subsidiary is required in connection with the issuance of the securities or the consummation of the other transactions contemplated by the Offering Documents.

      2.13 Neither the Company nor any subsidiary has taken any steps to seek protection pursuant to any bankruptcy or reorganization law, nor does the Company nor any subsidiary have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or reorganization proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

      2.14 No material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company or its subsidiaries.

III.  TERMS AND CONDITIONS OF OFFERING

      3.1 The subscription period will terminate on the date (the "Closing Date") determined by the Company, which shall be the earlier to occur of (i) May 31, 2005 or (ii) the date of acceptance of subscriptions for the sale of Series A Preferred Stock being offered hereby for aggregate consideration of at least $5,400,000 (the "Minimum Amount"), unless the offering is extended without notice by the Company in its sole discretion for up to thirty (30) additional days; provided, however, that the sale of Series A Preferred Stock not take place until all the conditions set forth in the Transaction Agreements (as defined below) have been satisfied or waived.

      3.2 The Subscriber hereby agrees to purchase the number of shares of Series A Preferred Stock from the Company set forth upon the signature page hereof payable to the escrow agent, Signature Bank, by check in the amount thereof made payable to "Wollmuth Maher & Deutsch LLP, as Escrow

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Agent for iCurie Lab Holdings, Limited" or by wire transfer of immediately available funds. If Subscriber's subscription is rejected in whole, or the Offering is terminated or the Minimum Amount is not subscribed for and accepted, all funds received from the Subscriber will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If Subscriber's subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.

      3.3 The Company has retained the Placement Agent to coordinate the offering as the Company's exclusive placement agent and financial advisor. See the Memorandum for a description of the compensation payable to the Placement Agent and other terms of the offering.

      3.4 The Subscriber agrees and acknowledges that the sale of Series A Preferred Stock will not be effectuated until certain related transactions are consummated and certain conditions are met or waived, including without limitation, the Share Exchange (as defined in the Memorandum).

      3.5 This Subscription Agreement shall be effective only to the extent, and when and if, accepted and executed by the Company, and may be accepted in whole or in part in the sole discretion of the Company. The Company shall evidence its acceptance of the Subscriber's subscription by executing a duplicate original or a copy of this Subscription Agreement and delivering the same to the Subscriber. NO SUBSCRIPTION AGREEMENT WILL BE ACCEPTED BY THE COMPANY PRIOR TO THE CONSUMMATION OF THE SHARE EXCHANGE.

      3.6 As of the date of the Memorandum, the terms and documentation which will effectuate the transactions described therein, including, without limitation, the Share Exchange and the Offering (collectively, the "Transactions") have not been finalized. It is anticipated that certain of these agreements, such as a Registration Rights Agreement, will require execution by the holders of Series A Preferred Stock. Prior to the acceptance of this Subscription, the Company will provide to Subscriber copies of any documents to be executed by Subscriber in connection with the Transactions (the "Transaction Documents"), as well as any additional information regarding the Transactions deemed necessary or advisable by the Company ("Supplemental Information"), whether pursuant to a supplement or amendment to the Memorandum or otherwise. Upon receipt of the Transaction Documents and Supplemental Information, if any, Subscriber may be required to confirm its subscription and agreements contained herein.

      3.7 The Company hereby agrees that all material non-public information, whether or not disclosed to the Subscribers in connection with the Offering, will be disclosed publicly in the Company's 8-K to be filed in connection with the Offering as required by applicable federal securities laws. The Company agrees not to disclose any additional non public information to Subscriber in the future without such Subscriber's prior written consent.

IV.   NOTICES TO SUBSCRIBERS

      4.1 THE SERIES A PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SERIES A PREFERRED STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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      4.2 THE SERIES A PREFERRED STOCK IS SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

V.    MISCELLANEOUS

      5.1 The Subscriber hereby acknowledges that the Company is relying on the representations and warranties made by the Subscriber herein.

      5.2 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, c/o iCurie Lab Holdings Limited at 12 Plumtree Court, London, England EC4A 4HT (or such other address as shall be provided in writing to Subscribers), with a copy to Gregory W. Hayes, DLA Piper Rudnick Gray Cary US LLP, 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601-1293, and to the Subscriber at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

      5.3 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      5.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      5.5 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, without reference to its rules and principles governing conflicts of laws.

      5.6 This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof; provided, that the Company shall deliver original certificates evidencing the Series A Preferred Stock purchased by each Subscriber at the Closing. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Series A Preferred Stock as herein provided, subject to Subscriber's receipt and review of the Transaction Documents and any Supplemental Information.

      5.7 The obligations of each Subscriber shall be several and not joint and no Subscriber shall be liable or responsible in any way for the obligations, acts or omissions of other Subscribers.

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement on the date his signature has been subscribed and sworn to below.

The shares of Series A Preferred Stock are to be issued in:

                                      __________________________________________
                                      Print Name of Investor

___individual name                    ________Shares of Series A Preferred Stock
                                      Subscription price paid herewith:
                                      $________ (being the number of shares
                                      listed above multiplied by $0.88)
___tenants in the entirety

___corporation (an officer must sign) __________________________________________
                                      Print Name of Joint Investor
                                      (if applicable)
___ partnership (all general
partners must sign)                   __________________________________________
                                      Signature of Investor

___ trust
                                      __________________________________________
                                      Signature of Joint Investor

___ limited liability company
                                      __________________________________________

                                      __________________________________________
                                      (with a copy to:)

                                      __________________________________________
                                      Address of Investor

                                   ACCEPTANCE

      Accepted as of the ______ day of _______________, 2005 as to
_______________ shares of Series A Preferred Stock, the Purchase Price for which is $______________, being such number of shares multiplied by $0.88 as to which this Subscription is accepted, subject to receipt of the entire Purchase Price in United States Dollars by wire transfer of immediately available funds to the Company at its requested account or accounts and performance of other closing conditions set forth in this Agreement:

COMPANY:______________________________

By:___________________________________
   Name: Hakan Wretsell
   Title: Chief Executive Officer

                       ANTI-MONEY LAUNDERING REQUIREMENTS

                                                                                 HOW BIG IS THE PROBLEM AND
THE USA PATRIOT ACT                       WHAT IS MONEY LAUNDERING?              WHY IS IT IMPORTANT?
The USA PATRIOT Act is designed           Money laundering is the process        The use of the U.S. financial
to detect, deter, and punish terrorists   of disguising illegally obtained       system by criminals to
in the United States and abroad.  The     money so that the funds appear         facilitate terrorism or other
Act imposes new anti-money                to come from legitimate sources        crimes could well taint our
laundering requirements on brokerage      or activities.  Money laundering       financial markets.  According
firms and financial institutions.  Since  occurs in connection with a wide       to the U.S. State Department,
April 24, 2002 all brokerage firms        variety of crimes, including           one recent estimate puts the
have been required to have new,           illegal arms sales, drug               amount of worldwide money
comprehensive anti-money                  trafficking, robbery, fraud,           laundering activity at $1
laundering programs.                      racketeering, and terrorism.           trillion a year.

To help you understand theses
efforts, we want to provide you with
some information about money
laundering and our steps to
implement the USA PATRIOT Act.

WHAT ARE WE REQUIRED TO DO TO ELIMINATE MONEY LAUNDERING?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

                                       2